Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statements on Form S-3 (Nos. 333-278190 and 333-273277)
2.Registration Statements on Form S-8 (Nos. 333-251003, 333-262184, 333-262187, 333-269412, 333-277592 and 333-282946)

of our reports dated January 28, 2026, with respect to the consolidated financial statements of Concentrix Corporation and the effectiveness of internal control over financial reporting of Concentrix Corporation included in this Annual Report (Form 10-K) of Concentrix Corporation for the year ended November 30, 2025.

/s/ Ernst & Young LLP

Cincinnati, Ohio
January 28, 2026